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                                                                   EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 9, 1997 (except for note 8, as to which the date is June 30, 1998) in Amendment No. 1 to the Registration Statement (Form S-4) of The Titan Corporation for the registration of shares of its common stock, and in the related Prospectus/Proxy Statement of Delfin Systems.



                                                          /s/ ERNST & YOUNG LLP


Palo Alto, California
September 24, 1998